Exhibit 10.4

EXECUTION VERSION

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of September 21, 2020 (as amended, amended and restated or otherwise modified from time to time, the “Stockholders Agreement”), as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Stockholder hereby notifies the Company that the Joining Party owns Company Securities and is hereby added as a party to the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: September 21, 2020

RANK INTERNATIONAL HOLDINGS INC.

By:	/s/ Helen Golding
Name: Helen Golding
Title: Vice President and Assistant Secretary

PACKAGING FINANCE LIMITED

By:	/s/ Helen Golding
Name: Helen Golding
Title: Director

Acknowledged by:

PACTIV EVERGREEN INC.

By:	/s/ Steven Karl
Name: Steven Karl
Title: Vice President, Secretary and General Counsel